Exhibit 99.1

CyrusOne Inc. Closes Public Offering of Common Stock

DALLAS  —  June 25, 2014 — CyrusOne Inc. (NASDAQ:CONE) (“CyrusOne”) has closed a public offering of 15,985,000 shares of its common stock, which included 2,085,000 shares of common stock sold pursuant to the option granted to the underwriters by CyrusOne, which was exercised prior to the closing, at a price to the public of $23.25 per share.

Citigroup, BofA Merrill Lynch, Barclays, Deutsche Bank Securities and Morgan Stanley acted as joint-bookrunners for the offering. Cantor Fitzgerald & Co., Evercore, KeyBanc Capital Markets, Stephens Inc. and UBS Investment Bank acted as co-managers for the offering.

CyrusOne used the net proceeds of the offering to acquire 15,985,000 common units of limited partnership interests in CyrusOne’s operating partnership, CyrusOne LP, from a subsidiary of Cincinnati Bell Inc. (“Cincinnati Bell”).

As a result of this offering, Cincinnati Bell effectively owns approximately 43.7% of CyrusOne through its interests in the outstanding shares of common stock of CyrusOne and its interests in the common units of limited partnership interest of CyrusOne LP, which are exchangeable into shares of common stock of CyrusOne on a one-for-one basis.

The shares were offered pursuant to a shelf registration statement that has been declared effective by the Securities and Exchange Commission (“SEC”). The offering was made only by means of the prospectus supplement and accompanying prospectus. The prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A copy of the prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by calling (800) 831-9146 or by emailing BATProspectusdept@citi.com; by contacting BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, New York 10038 or by emailing dg.prospectus_requests@baml.com; by contacting Barclays, c/o Broadridge Financial Solutions, 1155, Long Island Avenue, Edgewood, New York 11717, by calling (888) 603-5847 or by emailing Barclaysprospectus@broadridge.com; by contacting Deutsche Bank Securities, c/o Prospectus Group, 60 Wall Street, New York, NY 10005, by calling (800) 503-4611 or by emailing prospectus.CPDG@db.com; or by contacting Morgan Stanley, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CyrusOne

CyrusOne Inc. (NASDAQ:CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 630 customers, including nine of the Fortune 20 and 135 of the Fortune 1000 or private or foreign enterprises of equivalent size.

CyrusOne’s data center offerings provide the flexibility, reliability and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne also offers high-performance, low-cost data transfer and accessibility for its customers through its interconnection platform, CyrusOne National IX, which delivers interconnection across states and between metro-enabled sites within the CyrusOne facility footprint and beyond. CyrusOne is committed to full transparency in communication, management and service delivery throughout its 25 data centers worldwide.

Safe Harbor

This release contains forward-looking statements regarding future events and CyrusOne’s future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which CyrusOne operates and the beliefs and assumptions of its management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of CyrusOne’s future financial performance, its anticipated growth and trends in its businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause CyrusOne’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents CyrusOne files with the SEC. More information on potential risks and uncertainties is available in CyrusOne’s recent filings with the SEC, including CyrusOne’s Form 10-K report and Form 8-K reports and its registration statement (No. 333-194770 on Form S-3). Actual results may differ materially and adversely from those expressed in any forward-looking statements. CyrusOne undertakes no obligation to revise or update any forward-looking statements for any reason.

Contacts

CyrusOne Inc.

Investor Relations

Michael Schafer, 972-350-0060

investorrelations@cyrusone.com

or

Media

Mindy Miller, 513-671-3811

mindy.miller@gyro.com